Prominence-Ecologic Agreement	Confidential

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of April 5, 2010, (“Effective Date”) is entered into by and between Ecologic Transportation, Inc a publicly traded Nevada corporation (herein referred to as the “Company”) headquartered at 1327 Ocean Avenue Suite B Santa Monica, California 90401 and Prominence Capital, LLC (herein referred to as the “Consultant”) a Colorado Limited Liability Company headquartered at 12835 East Arapahoe Rd, Penthouse #850 Tower One Englewood, Colorado 80112.

RECITALS

WHEREAS, the Company is a fully reporting Nevada corporation whose Common Stock trades on the NASDAQ OTCBB market under the symbol EGCT and is interested in the services to be provided by the Consultant; and

WHEREAS, Company desires to engage the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.        Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company, once section 4 of this Agreement has been satisfied, and ending one year (1) after the date herein.

2.        Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services through the diligent commercial efforts of its officers and employees during the term specified in Section 1, above.

            (a) Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

            (b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and financial public relations professionals;

            (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve

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during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

           (d) Assist and consult the Company with respect to its;
                     (i) relations with shareholders,
                     (ii) relations with brokers, dealers, analysts and other investment professionals, and
                     (iii) financial public relations generally;

            (e) Perform the functions generally assigned to shareholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, including the approval of Company counsel, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

            (f) Upon and with the Company's direction and written approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

            (g) Upon and with the Company's direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

            (h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof;

(i) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

3.        Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set

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forth herein above in a diligent and professional manner. It is explicitly understood that neither the price of the Company’s Common stock, nor the trading volume of the Company’s common stock hereunder measure Consultant’s performance of its duties. It is also understood that the Company is entering into this Agreement with Consultant, a limited liability company, and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4.        Remuneration. For undertaking this engagement and for other good and valuable consideration, the Company agrees to award One Million restricted shares of the Company’s Common Stock. Such award is to be issued within 10 days of the effective date of this Agreement.

The Company understands and agrees that Consultant has represented that it has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The Shares, therefore, constitute payment for Consultant’s agreement to consult to the Company and are a nonrefundable retainer.

The Consultant understands that the retainer represented herein the Agreement is for a period of two years of service. If the Consultant chooses to not provide the services outlined in Section 2., a), b), c), d), e), f), g) and h) before the end of the term of the Agreement as outlined in Section 1. “Term of Consultancy” the Consultant will remit to Company on a pro rata basis the Common stock represented by the time left on the Term of Consultancy represented as eighty-three thousand three hundred and thirty three (83,333) shares per month of Consultancy.

5.        Non-Assignability of Services. Consultant’s services under this contract may be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined Company. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant’s services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by Company herein. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

6.        Expenses. Consultant agrees to pay for all its own expenses (phone, travel, mailing, faxing, labor, etc.), but not including extraordinary items (luncheons or dinners

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to large groups of investment professionals, investor conference calls, print advertisements in publications, etc.) which extraordinary items shall be approved in advance by the Company in writing prior to Company incurring an obligation for reimbursement. The Company agrees and understands that Consultant will not be responsible for preparing or mailing due diligence and/or investor packages concerning the Company, and that the Company will have some means to prepare and mail out investor packages at the Company’s expense.

7.        Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by Consultant, originating with Consultant and to the extent not mirroring material furnished by Company, shall be accurate in all material respects. Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorneys fees as incurred with respect thereto resulting from any claims or litigation resulting from Consultant’s communication or dissemination of information not provided or authorized by the Company, or from Consultant’s negligence or misconduct.

8.        Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9.        Legal Representation. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

10.      Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other

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agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11.      Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company

Chase Mellen, Esq.
1157 South Beverly Drive
Los Angeles, California 90035

Consultant:

Philip Night
12835 East Arapahoe Road
Penthouse #850 Tower One
Englewood, Colorado 80112

14.      Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the jurisdiction in which an arbitration or action is commenced.

15.      Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to activities or remuneration under this Agreement, shall be settled by binding arbitration in California, if commenced by

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Company, and in Colorado, if commenced by Consultant, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

16.      Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

17. Termination. This Agreement may be terminated by the Company at any time without prejudice to any other rights or remedies either party may have. The Agreement may be terminated by the Consultant on thirty (30) days written notice only in the event of a material adverse change, or development that may lead to a material adverse change in the business, properties, operations or financial condition or prospects of the Company that adversely effect the ability of the Consultant to perform the services hereunder.

18. Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopy is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of either party, a facsimile or telecopy document is to be reexecuted in original form by the parties who executed the facsimile or telecopy document. No party may rise the use of a facsimile or telecopy machine as a defense to the enforcement of the Agreement or at any amendment or other document executed in compliance with this section.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

Ecologic Transportation, Inc:

By: ____________________________________
Name:  Edward W. Withrow III
Title:    Chairman

Prominence Capital, LLC:

By: ____________________________________
Name:  Philip Night
Title:    President

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